LEASE AGREEMENT 104 AMENDMENT NO. 2

          THIS LEASE AGREEMENT 104 AMENDMENT NO. 2 ("Amendment"), dated as of January 31, 1996, is by and between FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee ("Lessor") and CONTINENTAL AIRLINES, INC., a Delaware corporation ("Lessee").

                            RECITALS

          (A) Pursuant to that certain Lease Agreement 104, dated as of July 15, 1994, as more specifically defined on Appendix A attached hereto (the "Lease"), Lessor agreed to lease and Lessee agreed to take on lease one Boeing aircraft (the "Aircraft") upon the terms and conditions contained in the Lease.

          (B) Lessor and Lessee wish to amend the Lease as set forth below.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

                            AGREEMENT

          A. DEFINITIONS. Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A to the Lease, as amended hereby.

          B.  AGREEMENT TO ENTER INTO CERTAIN OTHER AGREEMENTS.
Lessee agrees to enter into the Refunding Agreement and the other documents set forth in Section 3(b) of the Refunding Agreement that are to be executed concurrently with the Refunding
Agreement.

          C. LEASE AMENDMENTS. Lessor and Lessee agree that, effective as of the date hereof, the Lease is hereby amended as follows:

          (1)  Amendment to Provision Pertaining to Certain
Agreements of Lessee.

                 Section 8.3 of the Lease is hereby amended by deleting it in its entirety and substituting the following new
Section 8.3 in lieu thereof:

                    Lessee hereby agrees with Lessor that it
               shall perform the agreements, covenants and indemnities set forth in the Participation Agreement and the Tax Indemnity Agreement and shall perform "Lessee's pro rata share" (as such term is defined in the definition of "Supplemental Rent" in Annex A hereto) of the obligations under the Participation Purchase Agreement, and hereby restates Lessee's representations and warranties set forth in the Participation Agreement, in each case as fully and to the same extent and with the same force and effect as if set forth in full in this Section 8.3.

          (2)  Amendments to Event of Loss Provisions.

          (a) Section 10.1.1(a) of the Lease is hereby amended by deleting the second sentence thereof in its entirety and substituting the following new sentence in lieu thereof:

                    Within 20 days after such occurrence, Lessee
               shall give Lessor, Mortgagee and Owner Participant written notice of Lessee's election to make payment in respect of such Event of Loss, as provided in Section 10.1.2 (which notice or any subsequent notice shall specify the date, which shall be the first Business Day occurring 25 days after the date of such notice, on which such payment shall be made), or to replace the Airframe, and any such Engines, as provided in
               Section 10.1.3.

          (b) Section 10.1.2(a)(i) of the Lease is hereby amended by deleting the first clause thereof up to but not including clause (1) thereof and substituting the following new clause in lieu thereof:

                    On or before the Business Day next following
               the earlier of (x) the sixty-first day following the date of the occurrence of such Event of Loss, and (y) the second Business Day following the receipt of insurance proceeds with respect to such occurrence (but in any event not earlier than the date specified in Lessee's notice under Section 10.1.1(a) on which payment in respect of such Event of Loss shall be made), Lessee shall pay to
               Lessor:

          (3)  Amendments to Default Provisions.

               (a) Section 14.5 of the Lease is hereby amended by deleting it in its entirety and substituting the following new Section 14.5 in lieu thereof:

                    Lessee shall fail to observe, perform or
               comply with, or shall otherwise breach, any other covenant, agreement or obligation set forth herein or in any other Lessee Operative Agreement (other than the covenants, agreements and obligations set forth in the first sentence of Section 4.8(a), the first sentence of Section 10.3.3(a) of this Lease,
               Section 3 of the Tax Indemnity Agreement in which Gaucho-2 is Owner Participant and Section 3 (except for Lessee's covenants in the last clause thereof, which appears in the last four lines of such Section) and Section 5 of the Tax Indemnity Agreement in which General Electric Company is Owner Participant and in Section 8.3 of this Lease insofar as it relates to Section 3 of the Tax Indemnity Agreement in which Gaucho-2 is Owner Participant or Section 3 (except for Lessee's covenants in the last clause thereof) and Section 5 of the Tax Indemnity Agreement in which General Electric Company is Owner Participant), and such failure shall continue unremedied for a period of 30 days (or any shorter period as may be expressly set forth in such other Lessee Operative Agreement) from and after the date of written notice thereof to Lessee.

               (b) Section 14.6 of the Lease is hereby amended by deleting it in its entirety and substituting the following new Section 14.6 in lieu thereof:

                    Any representation or warranty made by Lessee
               herein, in the Participation Agreement or in any other Lessee Operative Agreement (other than the representations and warranties of Lessee in
               Section 3 of the Tax Indemnity Agreement in which Gaucho-2 is Owner Participant and Section 3 (except for Lessee's covenant in the last clause thereof, which appears in the last four lines of such Section) and Section 5 of the Tax Indemnity Agreement in which General Electric Company is Owner Participant and in Section 8.3 of this Lease insofar as it relates to Section 3 of the Tax Indemnity Agreement in which Gaucho-2 is Owner Participant or Section 3 (except for Lessee's covenants in the last clause thereof) and Section 5 of the Tax Indemnity Agreement in which General Electric Company is Owner Participant) (a) shall prove to have been untrue, inaccurate or misleading in any material respect as of the date made, (b) such untrue, inaccurate or misleading representation or warranty is material at the time in question, and (c) the same shall remain uncured for a period in excess of 30 days from and after the date of written notice thereof to Lessee.

          (4)  Amendments to Third-Party Beneficiaries Provision.

          Section 18.9 of the Lease is hereby amended by deleting it in its entirety and substituting the following new Section
18.9 in lieu thereof:

                    This Agreement is not intended to, and shall
               not, provide any person not a party hereto (other than Loan Trustee, the Participants, the Liquidity Provider, the Subordination Agent and the Pass Through Trustees) with any rights of any nature whatsoever against either of the parties hereto, and no person not a party hereto (other than Loan Trustee, the Participants, the Liquidity Provider, the Subordination Agent and the Pass Through Trustees) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.

          (5)  Amendments to Annex A.

               (a) Annex A to the Lease is hereby amended by replacing the definition of "Indemnitee" with the following new definition in lieu thereof:

                    "Indemnitee" means (i) First Security and
               Owner Trustee, (ii) WTC and Loan Trustee, (iii) each separate or additional trustee appointed pursuant to the Trust Agreement or the Trust Indenture, (iv) each Participant, (v) Owner Participant Parent (but only in its capacity as issuer of the Owner Participant Guaranty), (vi) the Trust Estate and the Trust Indenture Estate,
               (vii) the Subordination Agent, (viii) the
               Liquidity Provider, (ix) the Pass Through
               Trustees, (x) each Affiliate of the persons described in clauses (i) through (v), inclusive,
               (xi) each Affiliate of the persons described in clauses (vii), (viii) and (ix), (xii) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (vi) inclusive and in clause
               (x), (xiii) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (vii), (viii), (ix) and (xi), (xiv) the successors and permitted assigns of the persons described in clauses (i) through (vi), inclusive, and in clauses (x) and
               (xii), and (xv) the successors and permitted assigns of the persons described in clauses (vii),
               (viii), (ix), (xi) and (xiii); provided that the persons described in clauses (vii), (viii), (ix),
               (xi), (xiii) and (xv) are Indemnitees only for purposes of Section 10.1 of the Participation Agreement. If any Indemnitee is Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either thereof, such Person shall be an Indemnitee only in its capacity as Owner Participant, Owner Participant Parent, Loan Participant or Certificate Holder.

               (b)  Annex A to the Lease is hereby further
     amended by inserting the following new definition after the definition "Independent Tax Counsel" and before the definition "Interim Lease Term":

                    "Intercreditor Agreement" means that certain
               Intercreditor Agreement among the Pass Through
               Trustees, the Liquidity Provider and the Subordination Agent.

               (c)  Annex A to the Lease is hereby further
     amended by inserting the following new definitions after the definition "Lien" and before the definition "Loan
     Certificate Register":

                    "Liquidity Facilities" means the three
               Revolving Credit Agreements between the
               Subordination Agent, as borrower, and the Liquidity Provider, and any replacement thereof, in each case as the same may be amended, modified or supplemented.

                    "Liquidity Provider" means Credit Suisse,
               acting through its New York Branch, as Class A Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider under the Liquidity Facilities, or any successor thereto.

               (d)  Annex A to the Lease is hereby further
     amended by inserting the following new definition after the definition "Participation Agreement" and before the definition "Parts":

                    "Participation Purchase Agreement" means one
               or more participation purchase agreements between Lessee and the Liquidity Provider pursuant to which Lessee agrees, subject to the terms and conditions stated therein, to purchase participations in advances made by the Liquidity Provider under the Liquidity Facilities.

               (e)  Annex A to the Lease is hereby further
     amended by inserting the following new definition after the definition "Stipulated Loss Value Date" and before the definition "Supplemental Rent":

                    "Subordination Agent" means Wilmington Trust
               Company, as subordination agent under the Intercreditor Agreement, or any successor thereto.

               (f)  Annex A to the Lease is hereby further
     amended by replacing the definition of "Supplemental Rent" with the following new definition in lieu thereof:

                    "Supplemental Rent" means, without
               duplication (a) all Expenses, Transaction Expenses and all other amounts, liabilities, indemnities and obligations (other than Basic Rent or Renewal Rent but including Make-Whole Amount, if any) that Lessee assumes or becomes obligated to or agrees to pay under any Lessee Operative Agreement to or on behalf of Lessor or any other person, including, without limitation, payments of Stipulated Loss Value, Termination Value and payments of indemnities under Section 10 of the Participation Agreement, (b) Lessee's pro rata share of the excess of (i) any amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder) and the related fee letter between the Subordination Agent as borrower and the Liquidity Provider and any amounts owed to the Liquidity Provider under each "Refunding Agreement" (as such term is defined in each of the Operative Leases), over (ii) any "Investment Earnings" on amounts on deposit in any "Cash Collateral Account" (as such terms are defined in the Intercreditor Agreement),
               (c) Lessee's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Lessee under the Pass Through Trust Agreements, (d) Lessee's pro rata share of amounts owed to the Liquidity Provider pursuant to the Participation Purchase Agreement, which shall be paid directly to the Liquidity Provider, (e) Lessee's pro rata share of out-of-pocket costs, fees and expenses payable by Lessee under Section 12 of the Refunding Agreement (other than such costs, fees and expenses payable thereunder to Lessee's special New York counsel and Perkins
               Coie), and Lessee's pro rata share of
               underwriters' fees, discounts and commissions payable by Lessee under Section 3 of that certain Purchase Agreement dated as of January 24, 1996 among the Lessee and the initial purchasers party thereto and (f) Lessee's pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement. As used herein, "Lessee's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (as such term is defined in each of the Operative Leases).

          (6)  Amendments to Schedules.

               (a) Schedule 2 to the Lease is hereby replaced in its entirety by the revised Schedule 2 attached to this Amendment as Amended Schedule 2.

               (b) Schedule 3 to the Lease is hereby replaced in its entirety by the revised Schedule 3 attached to this Amendment as Amended Schedule 3.

               (c) Schedule 4 to the Lease is hereby replaced in its entirety by the revised Schedule 4 attached to this Amendment as Amended Schedule 4.

          D. ENTIRE AGREEMENT. This Amendment is intended to be a complete and exclusive statement of the terms of the agreement of the parties hereto and supersedes any prior or contemporaneous agreements, whether oral or in writing with respect to the subject matter hereof.

          E. STATUS OF LEASE. This Amendment shall be construed in connection with, and as a part of, the Lease. The terms, conditions, covenants, representations, agreements, rights, remedies, powers and privileges set forth in the Lease, as modified hereby, are hereby confirmed in all respects by the parties hereto and shall continue in full force and effect.

          F. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To the extent, if any, that this Amendment constitutes chattel paper (as such term is defined in the Uniform Commercial Code in effect in the applicable jurisdiction) no security interest in Lessor's right, title and interest in and to this Amendment may be perfected through the delivery or possession of any counterpart of this Amendment other than the counterpart which has been marked "Original" on the signature page thereof.

          IN WITNESS WHEREOF, this Amendment has been executed on behalf of each of the parties as of the date first written above.

                              FIRST SECURITY BANK OF UTAH,
                              NATIONAL ASSOCIATION,
                                not in its individual capacity,
                                except as expressly provided
                                herein, but solely as Owner
                                Trustee under the Trust
                                Agreement, as Lessor


                              By:_____________________________
                                 Name:  Greg A. Hawley
                                 Title:  Assistant Vice
                                          President



                              CONTINENTAL AIRLINES, INC.,
                                as Lessee



                              By:_____________________________
                                 Name:  Gerald Laderman
                                 Title:  Vice President

                           APPENDIX A

Lease Agreement 104, dated as of July 15, 1994, between First Security Bank of Utah, National Association, as lessor, and Continental Airlines, Inc., as lessee, which was recorded by the Federal Aviation Administration on August 25, 1994, and assigned Conveyance No. Q56551, as supplemented and amended by the following described instruments:

                  Date of      FAA               FAA
Instrument        Instrument   Recording Date    Conveyance No.
- ----------        ----------   --------------    -------------
Lease Supplement
 No. 1            07/29/94     08/25/94          Q56551

Lease
 Agreement 104
  Amendment
   No. 1          12/22/95     [filed 12/29/95   [not yet
                               but recording     available]
                               date not yet
                               available]

                       AMENDED SCHEDULE 2

                                        SCHEDULE 2 - BASIC RENT
                                              LEASE AGREEMENT 104


                           BASIC RENT



             Payment Date        Percentage of Lessor's Cost
             ------------        ---------------------------



           [Intentionally omitted from the version of
               this document filed with the FAA as
         containing confidential financial information.]

                       AMENDED SCHEDULE 3

                               SCHEDULE 3 - STIPULATED LOSS VALUE
                                              LEASE AGREEMENT 104


                      STIPULATED LOSS VALUE



               Percentage of                       Percentage of
Month          Lessor's Cost       Month           Lessor's Cost
- -----          -------------       -----           -------------


           [Intentionally omitted from the version of
               this document filed with the FAA as
         containing confidential financial information.]

                       AMENDED SCHEDULE 4

                                   SCHEDULE 4 - TERMINATION VALUE
                                              LEASE AGREEMENT 104


                        TERMINATION VALUE


               Percentage of                       Percentage of
Month          Lessor's Cost       Month           Lessor's Cost
- -----          -------------       -----           -------------


           [Intentionally omitted from the version of
               this document filed with the FAA as
         containing confidential financial information.]